Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES PRELIMINARY FIRST QUARTER 2016 FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, May 4, 2016 – Murphy Oil Corporation (NYSE: MUR) today announced its preliminary financial and operating results for the first quarter ended March 31, 2016, including a net loss of $198.8 million, or $1.16 per diluted share, during the quarter. The net loss during the first quarter includes a non-cash impairment of oil and natural gas properties of $95.1 million, or $68.9 million net of tax, and restructuring charges of $9.3 million, or $6.2 million net of tax. Details are provided in the first quarter financial results section below.

Operating and financial highlights for the first quarter 2016 include:

•	Produced volumes of approximately 196,600 boepd in the first quarter
•	Spent $144.9 million capital, in line with reduced annual capital spending plan
•	Reduced lease operating expense per barrel by over 22 percent quarter-over-quarter, excluding Syncrude
•	Lowered G&A expense by approximately 26 percent quarter-over-quarter, excluding restructuring charges
•	Lowered Eagle Ford Shale well costs by over 25 percent quarter-over-quarter
•	Achieved quarterly safety record of zero recordable incidents

FIRST QUARTER FINANCIAL RESULTS

The net loss of $198.8 million, or $1.16 per diluted share, includes a non-cash impairment of oil and natural gas properties of $95.1 million, or $68.9 million net of tax, as a result of further market price declines at the end of the first quarter compared to the year-end 2015. The non-cash impairments occurred at the Seal heavy oil field in Western Canada and the non-operated Terra Nova oil field offshore Canada. The net loss also includes $9.3 million, or $6.2 million net of tax, related to restructuring charges.

The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $112.8 million, or $0.66 per diluted share, in the first quarter of 2016. In addition to the previously mentioned items, the company also incurred a mark-to-market unrealized, non-cash loss of $13.3 million after tax related to a change in value of open crude oil contracts at the end of the first quarter of 2016. Details for first quarter can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations in the first quarter 2016 totaled $146.5 million, or $8.35 per barrel of oil equivalent (boe) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) in the first quarter 2016 totaled $173.4 million, or $9.88 per boe sold. Both EBITDA and EBITDAX were significantly impacted by more than 30 percent decreases in oil and natural gas prices from first quarter of 2015. Details for first quarter EBITDA and EBITDAX can be found in the attached schedules.

First quarter 2016 production averaged nearly 196,600 barrels of oil equivalent per day (boepd), ahead of our first quarter production guidance range, primarily due to higher oil production from the Eagle Ford area in Texas, increased uptime at Syncrude, higher natural gas production from the Montney area in Western Canada, and higher oil production in both offshore Sabah, Malaysia and offshore Canada. These increases were partially offset by delays in bringing on the Kodiak well in the Gulf of Mexico, as well as increased downtime for natural gas at both Sarawak and Kikeh in offshore Malaysia. Details for first quarter production can be found in the attached schedules.

“Murphy remains focused on driving down operating and administrative costs across all segments of our business as demonstrated with our first quarter results. The leaner organization and reduced costs better position the company to weather a possible ‘lower-for-longer’ commodity price environment. We had strong first quarter production while executing on our aggressive capital reduction plan. Our onshore base production and type curves in the Eagle Ford Shale and Montney continue to show strong performance as compared to our original plans. Furthermore, following quarter end, we announced additional portfolio rationalization of non-core assets as we focus more on our unconventional North American onshore business,” stated Roger W. Jenkins, President and Chief Executive Officer. “We are maintaining our capital spending of $580.0 million as previously announced in late February and our annual production guidance of 180,000 to 185,000 barrels of oil equivalent, which has not yet been adjusted for a pending asset divestment and assets to be acquired. We will provide updated guidance upon the closing of these recently announced transactions,” Jenkins added.

OVERHEAD COST REDUCTIONS

Management continues to take a proactive approach towards improving Murphy’s efficiency and cost structure as a direct response to the low commodity price environment. At the end of the first quarter 2016, the company implemented key organizational changes including lowering staffing levels across the company. These actions reduced head count by approximately 20 percent.

REGIONAL OPERATIONS SUMMARY

North American Onshore

Eagle Ford Shale – Production in the first quarter of 2016 averaged over 56,000 boepd with 13 operated wells brought online. Well costs during the quarter decreased to average $4.2 million across the play, just over a 25 percent decrease from first quarter 2015. In addition, the company drilled a record well in the Catarina area, from spud to rig release in just over 6.3 days. In direct response to lower oil prices and the company’s desire to preserve capital, the 2016 Eagle Ford drilling program is focused on an efficient drilling plan to hold leases. It is expected that the remaining 15 wells to be brought online in 2016 will occur in the second half of the year, with no new wells planned in the second quarter.

Montney – Murphy produced over 207 million cubic feet per day (MMcfd) of natural gas in the first quarter 2016 with no new wells brought online. Well performance continues to exceed expectations due to better base production results coupled with improved completion techniques and anticipated higher ultimate recoveries.

Offshore

Malaysia – Block K production in the first quarter was over 28,200 boepd. Sarawak natural gas production of over 98 MMcfd was lower than first quarter 2015 due to unscheduled downtime at our onshore facility.

Gulf of Mexico – Production for the first quarter of 2016 was approximately 19,200 boepd with 80 percent liquids. The Kodiak well initially came on-line during the first quarter but was quickly taken offline as it experienced surface facility issues. Facility modifications were made and the well should be placed on production imminently.

LIQUIDITY AT QUARTER-END

Exclusive of capital lease obligations, Murphy had $3.20 billion of outstanding debt consisting of $2.25 billion of long-term, fixed-rate bonds with a weighted average maturity of 9.16 years and a weighted average coupon of 4.07 percent. Effective June 1, 2016, the average coupon rate will increase slightly to 4.73 percent. There was $925.0 million drawn on the $2.0 billion revolving credit facility on March 31, 2016, and $46.0 million was drawn on other short-term facilities. In addition, the company had cash and liquid invested securities totaling $569.2 million at quarter end.

SUBSEQUENT TO QUARTER END

On April 1, 2016, Murphy closed the previously announced agreement for the sale of natural gas processing and sales pipeline assets that support Murphy’s Montney natural gas fields in the Tupper and Tupper West areas of northeastern British Columbia for total cash consideration of C$538.8 million, after adjustments. These proceeds will add to the company’s quarter-end cash position as reported above.

The previously announced purchase and sale agreement on January 27, 2016, between Murphy's Canadian subsidiary and affiliates of Athabasca Oil Corporation continues to progress with closing scheduled for second quarter 2016.

As previously announced, on April 27, 2016, Murphy’s Canadian subsidiary signed a purchase and sale agreement for the sale of its Syncrude Canada Ltd. (“Syncrude”) asset to Suncor Energy Inc. (“Suncor”), for approximately C$937.0 million, subject to closing adjustments. The company will divest its five percent, non-operated working interest in Syncrude subject to regulatory approval and normal closing conditions, and the transaction is anticipated to close mid-year 2016. The oil sands property located in Alberta, Canada, averaged 15,600 barrels of oil equivalent per day (net) in first quarter 2016.

2016 AND SECOND QUARTER CAPITAL AND PRODUCTION GUIDANCE

On February 24, 2016, Murphy revised the 2016 planned capital expenditures to $580.0 million, a $245.0 million decrease from the previously announced $825.0 million while maintaining the previously announced annual production guidance range of 180,000 – 185,000 boepd. Production for the second quarter 2016 is estimated in the range of 177,000 – 180,000 boepd. Annual and second quarter capital and production guidance have not been reduced for a pending asset divestment and does not include the impact of assets to be acquired. Updates for production and capital spending will be released upon the closing of these transactions. Second quarter production guidance includes negative production impacts due to planned downtime in Sarawak natural gas and Block K in offshore Malaysia, Terra Nova in offshore Canada, and Syncrude onshore Canada, as well as natural declines in the Eagle Ford Shale onshore unconventional U.S. operations.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 5, 2016

Murphy will host a conference call to discuss first quarter 2016 results on Thursday, May 5, 2016, at 1:00 p.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-877-879-6209. The telephone reservation number for the call is 2198614. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through May 19, 2016, by calling 1-888-203-1112 and referencing reservation number 2198614. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data and operating statistics for the first quarter of 2016 with comparisons to the same period the previous year are contained in the following tables. Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and a schedule comparing EBITDA and EBITDAX between periods are included with these tables as well as guidance for the second quarter.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company, with proved reserves of 774 million barrels of oil equivalent at year-end 2015. The Company's diverse resources base includes offshore production in Malaysia, Canada and Gulf of Mexico, as well as, North American onshore plays in the Eagle Ford Shale and Montney.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “targets”, “expectations”, “plans”, “forecasts”, “projections” and other comparable terminology often identify forward-looking statements. These statements, which express management’s current views concerning future events or results are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy, adverse developments in Murphy business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards.  For further discussion of risk factors, see Murphy’s 2015 Annual Report on Form 10-K, on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP MEASURES

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation's overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The Securities and Exchange Commission (SEC) requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR or estimated ultimate recovery” and similar terms that the SEC’s rules strictly prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation's offices or website at http://ir.murphyoilcorp.com.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$430,295	921,747

Costs and expenses
Lease operating expenses	159,103	232,421
Severance and ad valorem taxes	12,637	20,791
Exploration expenses	26,916	128,734
Selling and general expenses	73,507	86,967
Depreciation, depletion and amortization	286,149	481,027
Accretion of asset retirement obligations	12,125	11,769
Impairment of assets	95,088	–
Interest expense	32,061	29,470
Interest capitalized	(1,841)	(1,385)
Other expense (benefit)	(416)	49,681
	695,329	1,039,475

Loss from continuing operations before income taxes	(265,034)	(117,728)
Income tax benefit	(65,549)	(121,258)
Income (loss) from continuing operations	(199,485)	3,530
Income (loss) from discontinued operations, net of income taxes	683	(17,971)

Net loss	$(198,802)	(14,441)

Income (loss) per Common share – Basic
Continuing operations	$(1.16)	0.02
Discontinued operations	–	(0.10)
Net loss	$(1.16)	(0.08)

Income (loss) per Common share – Diluted
Continuing operations	$(1.16)	0.02
Discontinued operations	–	(0.10)
Net loss	$(1.16)	(0.08)

Cash dividends per Common share	$0.35	0.35

Average Common shares outstanding (thousands)
Basic	172,114	177,734
Diluted	172,114	178,242

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended
	March 31,
	2016		2015
Operating Activities
Net loss	$(198,802)		(14,441)
Adjustments to reconcile net loss to net cash provided by continuing operations activities:
(Income) loss from discontinued operations	(683)		17,971
Depreciation, depletion and amortization	286,149		481,027
Impairment of assets	95,088		–
Amortization of deferred major repair costs	2,002		2,108
Dry hole costs	(69)		78,629
Amortization of undeveloped leases	10,469		21,606
Accretion of asset retirement obligations	12,125		11,769
Deferred and noncurrent income tax benefits	(85,683)		(184,186)
Pretax gains from disposition of assets	(22)		(135,877)
Net (increase) decrease in noncash operating working capital	(104,347)	[1]	258,807
Other operating activities, net	27,085		(3,569)
Net cash provided by continuing operations activities	43,312		533,844

Investing Activities
Property additions and dry hole costs	(210,029)		(823,840)
Proceeds from sales of property, plant and equipment	33		417,242
Purchases of investment securities[2]	(49,277)		(265,739)
Proceeds from maturity of investment securities[2]	86,983		301,464
Other investing activities, net	(21,658)		(226)
Net cash required by investing activities	(193,948)		(371,099)

Financing Activities
Borrowings of debt	371,000		155,000
Repayments of debt	–		(450,000)
Capital lease obligation payments	(2,690)		(2,471)
Withholding tax on stock-based incentive awards	(1,052)		(8,976)
Cash dividends paid	(60,267)		(62,287)
Other financing activities, net	–		(108)
Net cash (required) provided by financing activities	306,991		(368,842)

Cash Flows from Discontinued Operations
Operating activities	2,312		(64,859)
Investing activities	–		46
Changes in cash included in current assets held for sale	(2,312)		64,707
Net increase in cash and cash equivalents of discontinued operations	–		(106)
Effect of exchange rate changes on cash and cash equivalents	(16,475)		(6,103)

Net decrease in cash and cash equivalents	139,880		(212,306)
Cash and cash equivalents at beginning of period	283,183		1,193,308
Cash and cash equivalents at end of period	$423,063		981,002

12016 balance includes payments for deepwater rig contract exit of $253.2 million.

2Investments are Canadian government securities with maturities greater than 90 days at the date of   acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED LOSS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(198.8)	(14.4)
Discontinued operation (earnings) loss	(0.7)	17.9
Earnings (loss) from continuing operations	(199.5)	3.5
Impairments of assets	68.9	–
Restructuring charges	6.2	–
Mark-to-market loss on crude oil derivative contracts	13.3	–
Foreign exchange gains	(1.7)	(33.8)
Gain on sale of 10% interest in Malaysia	–	(199.5)
Environmental provisions	–	35.8
Oil Insurance Limited dividends	–	(4.5)

Adjusted loss	$(112.8)	(198.5)

Adjusted loss per diluted share	$(0.66)	(1.11)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net loss to Adjusted loss.  Adjusted loss excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted loss is a non-GAAP financial measure and should not be considered a substitute for Net loss as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net loss and Adjusted loss are presented net of applicable income taxes.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2016	2015
Income (loss) from continuing operations	$(199.5)	3.5
Income tax benefit	(65.5)	(121.2)
Interest expense	32.1	29.5
Interest capitalized	(1.8)	(1.4)
Depreciation, depletion and amortization expense	286.1	481.0
Impairments of assets	95.1	–
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$146.5	391.4	*

Total barrels of oil equivalents sold (thousands of barrels)	17,546	20,713

EBITDA per barrel of oil equivalents sold	$8.35	18.90

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

*Includes $135.9 million pre-tax gain on sale of 10% interest in Malaysia in 2015.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND EXPLORATION (EBITDAX)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2016	2015
Income (loss) from continuing operations	$(199.5)	3.5
Income tax benefit	(65.5)	(121.2)
Interest expense	32.1	29.5
Interest capitalized	(1.8)	(1.4)
Depreciation, depletion and amortization expense	286.1	481.0
Impairments of assets	95.1	–
Exploration expense	26.9	128.7
Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX)	$173.4	520.1	*

Total barrels of oil equivalents sold (thousands of barrels)	17,546	20,713

EBITDAX per barrel of oil equivalents sold	$9.88	25.11

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

*Includes $135.9 million pre-tax gain on sale of 10% interest in Malaysia in 2015.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$174.7	(65.6)	280.1	(93.9)
Canada	106.1	(87.3)	152.3	(38.5)
Malaysia	148.2	22.3	445.7	223.1
Other	0.1	(26.2)	–	(72.0)
Total exploration and production	429.1	(156.8)	878.1	18.7
Corporate and other	1.2	(42.7)	43.6	(15.2)
Revenue/income from continuing operations	430.3	(199.5)	921.7	3.5
Discontinued operations, net of tax	–	0.7	–	(17.9)
Total revenues/net income (loss)	$430.3	(198.8)	921.7	(14.4)

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2016 AND 2015

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended March 31, 2016
Oil and gas sales and other revenues	$174.7	57.6	48.5	148.2	0.1	429.1
Lease operating expenses	55.5	17.6	38.1	47.9	–	159.1
Severance and ad valorem taxes	10.4	1.1	1.1	–	–	12.6
Depreciation, depletion and amortization	168.8	45.0	13.4	54.1	1.4	282.7
Accretion of asset retirement obligations	4.2	2.6	1.2	4.1	–	12.1
Impairment of assets	–	95.1	–	–	–	95.1
Exploration expenses
Dry holes	0.3	–	–	(0.4)	–	(0.1)
Geological and geophysical	0.3	2.9	–	0.3	4.3	7.8
Other	1.1	0.3	–	–	7.3	8.7
	1.7	3.2	–	(0.1)	11.6	16.4
Undeveloped lease amortization	8.9	1.3	–	–	0.3	10.5
Total exploration expenses	10.6	4.5	–	(0.1)	11.9	26.9
Selling and general expenses	22.5	7.6	0.2	3.4	10.1	43.8
Other expenses (benefits)	0.2	(1.5)	–	–	1.0	(0.3)
Results of operations before taxes	(97.5)	(114.4)	(5.5)	38.8	(24.3)	(202.9)
Income tax provisions (benefits)	(31.9)	(31.0)	(1.6)	16.5	1.9	(46.1)
Results of operations (excluding corporate overhead and interest)	$(65.6)	(83.4)	(3.9)	22.3	(26.2)	(156.8)

Three Months Ended March 31, 2015
Oil and gas sales and other revenues	$280.1	97.1	55.2	445.7	–	878.1
Lease operating expenses	101.8	25.6	43.9	61.1	–	232.4
Severance and ad valorem taxes	18.3	1.4	1.1	–	–	20.8
Depreciation, depletion and amortization	204.8	60.1	13.8	198.6	1.5	478.8
Accretion of asset retirement obligations	4.8	1.7	1.4	3.9	–	11.8
Exploration expenses
Dry holes	46.7	–	–	–	31.9	78.6
Geological and geophysical	1.7	–	–	–	15.1	16.8
Other	1.7	0.2	–	–	9.8	11.7
	50.1	0.2	–	–	56.8	107.1
Undeveloped lease amortization	16.8	4.2	–	–	0.6	21.6
Total exploration expenses	66.9	4.4	–	–	57.4	128.7
Selling and general expenses	22.4	6.8	0.2	0.7	14.7	44.8
Other expenses	5.7	44.0	–	–	–	49.7
Results of operations before taxes	(144.6)	(46.9)	(5.2)	181.4	(73.6)	(88.9)
Income tax benefits	(50.7)	(12.3)	(1.3)	(41.7)	(1.6)	(107.6)
Results of operations (excluding corporate overhead and interest)	$(93.9)	(34.6)	(3.9)	223.1	(72.0)	18.7

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2016	2015

United States – Eagle Ford Shale
Lease operating expense	$7.92	14.20
Severance and ad valorem taxes	2.02	3.17
Depreciation, depletion and amortization (DD&A) expense	24.82	26.21

United States – Gulf of Mexico
Lease operating expense	$8.58	8.96
Severance and ad valorem taxes	–	–
DD&A expense	23.56	24.26

Canada – Conventional operations
Lease operating expense	$4.07	6.00
Severance and ad valorem taxes	0.24	0.31
DD&A expense	10.32	14.07

Canada – Synthetic oil operations
Lease operating expense	$26.90	35.62
Severance and ad valorem taxes	0.86	0.92
DD&A expense	9.49	11.18

Malaysia
Lease operating expense – Sarawak	$7.81	6.89
– Block K	12.40	10.02
DD&A expense – Sarawak	9.68	24.39
– Block K	12.49	30.52

Total oil and gas operations
Lease operating expense	$9.07	11.22
Severance and ad valorem taxes	0.72	1.00
DD&A expense	16.11	23.11

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited)

(Millions of dollars)

	Three Months Ended
	March 31,
	2016	2015
Capital expenditures
Exploration and production
United States	$65.6	409.1
Canada	32.5	65.0
Malaysia	27.6	75.2
Other	10.8	54.2
Total	136.5	603.5

Corporate	8.4	9.4
Total capital expenditures	144.9	612.9

Charged to exploration expenses[1]
United States	1.7	50.1
Canada	3.2	0.2
Malaysia	(0.1)	–
Other	11.6	56.8
Total charged to exploration expenses	16.4	107.1

Total capitalized	$128.5	505.8

[1] Excludes amortization of undeveloped leases of	$10.5	21.6

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	March 31, 2016	December 31, 2015

Assets
Cash and cash equivalents	$423.1	283.2
Canadian government securities	146.1	173.3
Other current assets	1,129.7	991.9
Property, plant and equipment – net	9,492.4	9,818.4
Other long-term assets	269.4	227.0
Total assets	$11,460.7	11,493.8

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$19.1	18.9
Other current liabilities	1,358.7	1,655.7
Long-term debt*	3,409.5	3,040.6
Other long-term liabilities	1,468.3	1,471.9
Total stockholders' equity	5,205.1	5,306.7
Total liabilities and stockholders' equity	$11,460.7	11,493.8

* Includes a capital lease on production equipment of $206.7 million at March 31, 2016 and $209.8 million at December 31, 2015.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended
	March 31,
	2016	2015
Net crude oil and condensate produced – barrels per day	123,475	140,400
United States – Eagle Ford Shale	42,538	50,035
– Gulf of Mexico	14,098	12,779
Canada – light	131	130
– heavy	3,319	6,208
– offshore	8,821	9,379
– synthetic	15,559	13,684
Malaysia[1] – Sarawak	13,035	17,754
– Block K	25,974	30,431

Net crude oil and condensate sold – barrels per day	119,195	149,428
United States – Eagle Ford Shale	42,537	50,035
– Gulf of Mexico	14,098	12,779
Canada – light	131	130
– heavy	3,319	6,208
– offshore	9,382	9,236
– synthetic	15,559	13,684
Malaysia[1] – Sarawak	13,759	21,209
– Block K	20,410	36,147

Net natural gas liquids produced – barrels per day	9,235	10,412
United States – Eagle Ford Shale	7,225	7,454
– Gulf of Mexico	1,227	2,158
Canada	12	22
Malaysia[1] – Sarawak	771	778

Net natural gas liquids sold – barrels per day	9,762	9,979
United States – Eagle Ford Shale	7,225	7,454
– Gulf of Mexico	1,227	2,158
Canada	12	22
Malaysia[1] – Sarawak	1,298	345

Net natural gas sold – thousands of cubic feet per day	383,150	424,453
United States – Eagle Ford Shale	38,294	40,284
– Gulf of Mexico	23,409	57,050
Canada	209,823	191,083
Malaysia[1] – Sarawak	98,255	112,053
– Block K	13,369	23,983

Total net hydrocarbons produced – equivalent barrels per day[2]	196,568	221,554
Total net hydrocarbons sold – equivalent barrels per day[2]	192,815	230,149

1The Company sold a 10% interest in Malaysia properties on January 29, 2015.  Production in this table includes production for these sold interests through the date of disposition.

2Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended
	March 31,
	2016	2015
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$ 34.81	$ 43.75
– Gulf of Mexico	35.18	46.17
Canada[1] – heavy	6.89	19.57
– offshore	30.70	52.62
– synthetic	33.81	44.80
Malaysia – Sarawak[2]	37.89	49.31
– Block K2	36.03	55.08

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$ 8.20	$ 12.28
– Gulf of Mexico	9.31	14.67
Canada[1]	28.63	22.45
Malaysia – Sarawak[2]	41.21	67.11

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$ 1.47	$ 2.55
– Gulf of Mexico	1.87	2.58
Canada[1]	1.55	2.41
Malaysia – Sarawak[2]	3.67	4.50
– Block K2	0.24	0.24

1 U.S. dollar equivalent.

2 Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS
AS OF MAY 2, 2016

			Volumes	Price	Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)	Start Date	End Date
United States	WTI	Fixed price derivative swap	20,000	$52.01	4/1/2016	12/31/2016
United States	WTI	Fixed price derivative swap	5,000	$45.30	7/1/2016	12/31/2016

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(CAD/Mcf)	Start Date	End Date
Western Canada	Natural Gas	Fixed price forward sales	59	C$3.19	4/1/2016	12/31/2016

MURPHY OIL CORPORATION

SECOND QUARTER 2016 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	44,000		38,000
– Gulf of Mexico	14,000		16,000

Canada – Seal heavy	3,000		2,000
– Montney	–		200,000
– Offshore	8,000		–
– Synthetic	11,000		–
Malaysia – Sarawak	13,000		98,000
– Block K	24,000		15,000
	117,000		369,000

Total net production (BOEPD)		177,000 to 180,000

Total net sales (BOEPD)		177,000

Realized oil prices ($ per barrel):
Malaysia – Sarawak		$42.14
– Block K		$42.93

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$3.60

Exploration expense ($ millions)		$45.0

FULL YEAR 2016 GUIDANCE

Total production (BOEPD)		180,000 to 185,000

Capital expenditures ($ millions)		$580.0